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                                                                   EXHIBIT 10.12

        UNDERTAKING TO COMPLY WITH CERTAIN PROVISIONS OF OPTION AGREEMENT

     This Undertaking (this "Undertaking") is entered into as of August 31, 2002 by Texas Genco Holdings, Inc., a Texas corporation ("Genco").

     WHEREAS, Reliant Energy, Incorporated, a Texas corporation ("REI"), and Reliant Resources, Inc., a Delaware corporation ("Resources"), are parties to the Texas Genco Option Agreement dated as of December 31, 2000 and the First Amendment to Texas Genco Option Agreement dated as of January __, 2002 (collectively, the "Option Agreement") (capitalized terms used and not defined herein have the meanings assigned to them in the Option Agreement);

     WHEREAS, pursuant to an Agreement and Plan of Merger dated as of October 19, 2001, among REI, CenterPoint Energy, Inc., a Texas corporation ("CenterPoint Energy"), and Reliant Energy MergerCo, Inc., a Texas corporation and an indirect wholly owned subsidiary of CenterPoint Energy ("MergerCo"), MergerCo will be merged with and into REI (the "Merger"), with REI to be the surviving corporation, as a result of which, at the effective time of the Merger each share of common stock, without par value, of REI will be converted into one share of CenterPoint Energy's common stock and REI will become an indirect wholly owned subsidiary of CenterPoint Energy;

     WHEREAS, concurrently with the Merger, REI will (i) distribute the capital stock of all of its subsidiaries, other than certain financing subsidiaries, to CenterPoint Energy (the "Stock Distribution") and (ii) convey the Genco Assets to Texas Genco, LP, a Texas limited partnership;

     WHEREAS, pursuant to the Option Agreement, REI has granted to Resources the Genco Option;

     WHEREAS, Article VII of the Option Agreement provides that REI shall cause Genco to execute and deliver an undertaking in favor of Resources to observe and comply with the covenants set forth in that Article;

     NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Genco hereby agrees as follows:

          1. Undertaking. Genco undertakes, on and after the Genco Organization Date, to observe and comply with the covenants expressed as obligations of Genco set forth in:

               a. Sections 3.6 (regarding prohibitions on market activity in Genco Common Stock), 3.7 (regarding dividends and other distributions with respect to Genco




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Common Stock) and 3.8 (regarding certain prohibited commitments without prior consultation with and the consent of Resources) of the Option Agreement; and

               b. Article VII of the Option Agreement, each as it may be amended from time to time in accordance therewith.

          2. Miscellaneous. THIS UNDERTAKING SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF. This Undertaking is made in favor of Resources and is entered into by Genco for the express benefit of Resources.


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     IN WITNESS WHEREOF, the undersigned has caused this Undertaking to be executed by its duly authorized officer as of the date first above written.


                               TEXAS GENCO HOLDINGS, INC.



                               By: /s/ Rufus Scott
                                  ----------------------------------
                                  Name: Rufus Scott
                                  Title: Vice President

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